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                                                                      Exhibit 21

                                  SUBSIDIARIES
                                       OF
                               NORTH STATE BANCORP



       Name                                               State of Incorporation
       ----                                               ----------------------

       North State Bank                                   North Carolina
       North State Bank Financial Services, Inc.          North Carolina
              (owned by North State Bank)